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                                                                     Exhibit 5


                                   October 31, 1996




         BioTransplant Incorporated
         Charlestown Navy Yard
         Building 75, Third Avenue
         Charlestown, MA  02129

         Ladies and Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to shares of Common Stock, $.01 par value per share (the "Shares"), of BioTransplant Incorporated, a Delaware corporation (the "Company"), issuable under the Company's 1994 Directors' Equity Plan (the "Plan").

              We have examined the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date, the Registration Statement and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based on the foregoing, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized for issuance under the plan and the Shares, when issued against payment therefor in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.




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              We hereby consent to the filing of this opinion with the
         Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Hale and Dorr

                                            HALE AND DORR